Exhibit 99.2

W. P. Carey Inc.
Supplemental Information
Second Quarter 2019

Important Disclosures About This Supplemental Package

As used in this supplemental package, the terms “W. P. Carey,” “WPC,” “we,” “us” and “our” include W. P. Carey Inc., its consolidated subsidiaries and its predecessors, unless otherwise indicated. “REIT” means real estate investment trust. “CPA:17 – Global” means Corporate Property Associates 17 – Global Incorporated. “CPA:18 – Global” means Corporate Property Associates 18 – Global Incorporated. “CWI REITs” means Carey Watermark Investors Incorporated (“CWI 1”) and Carey Watermark Investors 2 Incorporated (“CWI 2”). “Managed REITs” means CPA:18 – Global and the CWI REITs. “Managed Programs” means the Managed REITs and Carey European Student Housing Fund I, L.P. (“CESH”). “CPA:17 Merger” means our merger with CPA:17 – Global, which was completed on October 31, 2018. CPA:17 – Global was included in the Managed REITs prior to the CPA:17 Merger. “U.S.” means United States. “AUM” means assets under management. “ABR” means contractual minimum annualized base rent. “SEC” means Securities and Exchange Commission.

Amounts may not sum to totals due to rounding.

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles (“GAAP”), including funds from operations (“FFO”); adjusted funds from operations (“AFFO”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); adjusted EBITDA; pro rata cash net operating income (“pro rata cash NOI”); and normalized pro rata cash NOI. A description of these non-GAAP financial measures and reconciliations to their most directly comparable GAAP measures, as well as a description of other metrics presented, are provided within the Appendix to this supplemental package. FFO is a non-GAAP measure defined by the National Association of Real Estate Investments Trusts, Inc. (“NAREIT”), an industry trade group.

W. P. Carey Inc.
Supplemental Information – Second Quarter 2019

W. P. Carey Inc.
Overview – Second Quarter 2019

Summary Metrics
As of or for the three months ended June 30, 2019.

Financial Results
	Segment
	Owned Real Estate	Investment Management	Total
Revenues, including reimbursable costs – consolidated ($000s)	$291,542	$13,669	$305,211
Net income attributable to W. P. Carey ($000s)	60,768	5,270	66,038
Net income attributable to W. P. Carey per diluted share	0.35	0.03	0.38
Normalized pro rata cash NOI from real estate ($000s) (a) (b)	267,784	N/A	267,784
Adjusted EBITDA ($000s) (a) (b)	261,100	9,633	270,733
AFFO attributable to W. P. Carey ($000s) (a) (b)	199,824	8,641	208,465
AFFO attributable to W. P. Carey per diluted share (a) (b)	1.17	0.05	1.22

Dividends declared per share – second quarter			1.034
Dividends declared per share – second quarter annualized			4.136
Dividend yield – annualized, based on quarter end share price of $81.18			5.1%
Dividend payout ratio – for the six months ended June 30, 2019 (c)			85.4%

Balance Sheet and Capitalization
Equity market capitalization – based on quarter end share price of $81.18 ($000s)			$13,862,013
Pro rata net debt ($000s) (d)			6,232,432
Enterprise value ($000s)			20,094,445

Total consolidated debt ($000s)			6,177,011
Gross assets ($000s) (e)			15,039,546
Liquidity ($000s) (f)			1,591,052

Pro rata net debt to enterprise value (b)			31.0%
Pro rata net debt to adjusted EBITDA (annualized) (a) (b)			5.8x
Total consolidated debt to gross assets			41.1%

Weighted-average interest rate (b)			3.5%
Weighted-average debt maturity (years) (b)			5.0

Moody's Investors Service – corporate rating			Baa2 (stable)
Standard & Poor's Ratings Services – issuer rating			BBB (stable)

Real Estate Portfolio (Pro Rata)
ABR ($000s) (g)			$1,115,821
Number of net-leased properties			1,198
Number of operating properties (h)			26
Number of tenants – net-leased properties			320

ABR from investment grade tenants as a % of total ABR – net-leased properties (i)			28.8%

Net-leased properties – square footage (millions)			136.6

Occupancy – net-leased properties			98.2%
Weighted-average lease term (years)			10.4

Maximum commitment for capital investment projects expected to be completed during 2019 ($000s)			$95,874
Acquisitions and completed capital investment projects – second quarter ($000s)			155,169
Dispositions – second quarter ($000s)			16,954
________

(a)
Normalized pro rata cash NOI, Adjusted EBITDA and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures and for details on how certain non-GAAP measures are calculated.

(b)	Presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata.

(c)	Represents dividends declared per share divided by AFFO per diluted share on a year-to-date basis.

(d)	Represents total pro rata debt outstanding less consolidated cash and cash equivalents. See the Terms and Definitions section in the Appendix for a description of pro rata.

(e)
Gross assets represent consolidated total assets before accumulated depreciation on buildings and improvements. Gross assets are net of accumulated amortization on in-place lease intangible assets of $595.5 million and above-market rent intangible assets of $369.5 million.

Investing for the long runTM | 1

W. P. Carey Inc.
Overview – Second Quarter 2019

(f)	Represents availability on our Senior Unsecured Credit Facility plus consolidated cash and cash equivalents.

(g)	See the Terms and Definitions section in the Appendix for a description of ABR.

(h)	Comprised of 24 self-storage properties and two hotels.

(i)
Percentage of portfolio is based on ABR, as of June 30, 2019. Includes tenants or guarantors with investment grade ratings (19.6%) and subsidiaries of non-guarantor parent companies with investment grade ratings (9.2%). Investment grade refers to an entity with a rating of BBB- or higher from Standard & Poor’s Ratings Services or Baa3 or higher from Moody’s Investors Service. See the Terms and Definitions section in the Appendix for a description of ABR.

Investing for the long runTM | 2

W. P. Carey Inc.
Overview – Second Quarter 2019

Components of Net Asset Value
Dollars in thousands, except per share amounts.

Real Estate	Three Months Ended Jun. 30, 2019	Annualized
Normalized pro rata cash NOI (a) (b)	$267,784	$1,071,136

Investment Management
Adjusted EBITDA (a) (b)	9,633	38,532
Selected Components of Adjusted EBITDA:
Asset management revenue (c)	9,790	39,160
Structuring and other advisory revenue (c)	58	N/A
Operating partnership interests in real estate cash flow of Managed REITs (d)	3,373	13,492
Back-end fees and interests associated with the Managed Programs	See the Summary of Back-End Fees for / Interests in the Managed Programs section for details.

Balance Sheet – Selected Information (Consolidated Unless Otherwise Stated)		As of Jun. 30, 2019
Assets
Book value of real estate excluded from normalized pro rata cash NOI (e)		$281,792
Cash and cash equivalents		202,279
Due from affiliates		81,523
Other assets, net:
Straight-line rent adjustments		$115,709
Investment in shares of a cold storage operator		110,046
Restricted cash, including escrow		59,332
Loans receivable		57,737
Taxes receivable		44,273
Deferred charges		38,980
Accounts receivable		38,892
Securities and derivatives		34,744
Investment in shares of Guggenheim Credit Income Fund		19,111
Prepaid expenses		16,263
Deposits for construction and dispositions		14,722
Office lease right-of-use assets, net (f)		10,110
Other intangible assets, net		9,504
Deferred income taxes		6,927
Leasehold improvements, furniture and fixtures		1,979
Other		1,941
Total other assets, net		$580,270

Liabilities
Total pro rata debt outstanding (b)		$6,434,711
Dividends payable		178,665
Deferred income taxes		168,841
Accounts payable, accrued expenses and other liabilities:
Accounts payable and accrued expenses		$150,187
Prepaid and deferred rents		99,486
Operating lease liabilities (f)		90,580
Accrued taxes payable		44,857
Tenant security deposits		36,920
Securities and derivatives		6,272
Other		35,115
Total accounts payable, accrued expenses and other liabilities		$463,417

Investing for the long runTM | 3

W. P. Carey Inc.
Overview – Second Quarter 2019

Other	Ownership %	Number of Shares / Units Owned	NAV		Implied Value
		A	B		A x B
Ownership in Managed Programs: (g)
CPA:18 – Global	3.7%	5,424,232	$8.73	(h)	$47,354
CWI 1	3.5%	4,958,385	10.39	(h)	51,518
CWI 2	3.3%	3,017,784	11.41	(h)	34,433
CESH	2.4%	3,492	1,000.00	(i)	3,492
					$136,797
________

(a)
Normalized pro rata cash NOI and Adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures and for details on how they are calculated.

(b)	Presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata.

(c)
Amounts are gross of fees paid to the respective subadvisors of CWI 1, CWI 2 and CPA:18 – Global (for multi-family properties). During 2018, CPA:18 – Global sold five of its six multi-family properties (it sold the remaining multi-family property in January 2019 and we terminated the related subadvisory agreements).

(d)
We are entitled to receive distributions of up to 10% of the Available Cash of each of the Managed REITs, as defined in their respective operating partnership agreements. Pursuant to the terms of their subadvisory agreements, however, 20% of the distributions of Available Cash we receive from CWI 1 and 25% of the distributions of Available Cash we receive from CWI 2 are paid to their respective subadvisors. Amounts for CWI 1 and CWI 2 are net of fees paid to their respective subadvisors.

(e)
Represents the value of real estate not included in normalized pro rata cash NOI, such as vacant assets, in-progress build-to-suit properties, a common equity interest in a Las Vegas retail center and an unstabilized hotel operating property, which was classified as held for sale as of June 30, 2019.

(f)
We adopted Accounting Standards Update 2016-02, Leases (Topic 842) for our interim and annual periods beginning January 1, 2019, whereby the rights and obligations of lessees under substantially all leases, existing and new, are capitalized and recorded on the balance sheet. As a result, we recognized $114.5 million of land lease right-of-use assets included in In-place lease intangible assets and other, $10.1 million of office lease right-of-use assets in Other assets, net, and $90.6 million of corresponding operating lease liabilities for certain operating office and land lease arrangements in Accounts payable, accrued expenses and other liabilities as of June 30, 2019.

(g)	Separate from operating partnership interests in the Managed REITs and our interests in unconsolidated real estate joint ventures with our affiliate, CPA:18 – Global.

(h)
We calculated the estimated net asset values per share (“NAVs”) by relying in part on an estimate of the fair market values of the respective real estate portfolios adjusted to give effect to mortgage loans, both provided by third parties, as well as other adjustments. Refer to the SEC filings of the Managed REITs for the calculation methodologies of the respective NAVs.

(i)	We own limited partnership units of CESH at its private placement price of $1,000 per unit; we do not intend to calculate a NAV for CESH.

Investing for the long runTM | 4

W. P. Carey Inc.
Financial Results
Second Quarter 2019

Investing for the long runTM | 5

W. P. Carey Inc.
Financial Results – Second Quarter 2019

Consolidated Statements of Income – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018
Revenues
Real Estate:
Lease revenues	$269,802	$262,939	$233,632	$173,067	$168,367
Operating property revenues	15,436	15,996	11,707	4,282	4,865
Lease termination income and other	6,304	3,270	2,952	1,981	680
	291,542	282,205	248,291	179,330	173,912
Investment Management:
Asset management revenue	9,790	9,732	11,954	17,349	17,268
Reimbursable costs from affiliates	3,821	3,868	5,042	6,042	5,537
Structuring and other advisory revenue	58	2,518	8,108	6,663	4,426
	13,669	16,118	25,104	30,054	27,231
	305,211	298,323	273,395	209,384	201,143
Operating Expenses
Depreciation and amortization	113,632	112,379	93,321	67,825	64,337
General and administrative	19,729	21,285	17,449	15,863	16,442
Reimbursable tenant costs	13,917	13,171	10,145	5,979	5,733
Operating property expenses	10,874	10,594	7,844	3,055	3,581
Property expenses, excluding reimbursable tenant costs	9,915	9,912	8,319	4,898	5,327
Stock-based compensation expense	4,936	4,165	3,902	2,475	3,698
Reimbursable costs from affiliates	3,821	3,868	5,042	6,042	5,537
Subadvisor fees (a)	1,650	2,202	2,226	3,127	1,855
Merger and other expenses (b)	696	146	37,098	1,673	2,692
	179,170	177,722	185,346	110,937	109,202
Other Income and Expenses
Interest expense	(59,719)	(61,313)	(57,250)	(41,740)	(41,311)
Equity in earnings of equity method investments in the Managed Programs and real estate	3,951	5,491	15,268	18,363	12,558
Other gains and (losses) (c)	(671)	955	13,215	8,875	10,586
(Loss) gain on sale of real estate, net	(362)	933	99,618	343	11,912
Gain on change in control of interests (d)	—	—	47,814	—	—
	(56,801)	(53,934)	118,665	(14,159)	(6,255)
Income before income taxes	69,240	66,667	206,714	84,288	85,686
(Provision for) benefit from income taxes	(3,119)	2,129	(11,436)	(2,715)	(6,262)
Net Income	66,121	68,796	195,278	81,573	79,424
Net income attributable to noncontrolling interests	(83)	(302)	(2,015)	(4,225)	(3,743)
Net Income Attributable to W. P. Carey	$66,038	$68,494	$193,263	$77,348	$75,681

Basic Earnings Per Share	$0.39	$0.41	$1.33	$0.71	$0.70
Diluted Earnings Per Share	$0.38	$0.41	$1.33	$0.71	$0.70
Weighted-Average Shares Outstanding
Basic	171,304,112	167,234,121	145,480,858	108,073,969	108,059,394
Diluted	171,490,625	167,434,740	145,716,583	108,283,666	108,234,934

Dividends Declared Per Share	$1.034	$1.032	$1.030	$1.025	$1.020
________

(a)
The subadvisors for CWI 1, CWI 2 and CPA:18 – Global (for multi-family properties) earn a percentage of gross fees recorded, which we account for as an expense and are recorded as Subadvisor fees in our consolidated statements of income. The amounts paid to the subadvisors are the differences between gross and net fees. During 2018, CPA:18 – Global sold five of its six multi-family properties (it sold the remaining multi-family property in January 2019 and we terminated the related subadvisory agreements).

(b)	Amounts are primarily comprised of costs incurred in connection with the CPA:17 Merger.

(c)
Amount for the three months ended June 30, 2019 is primarily comprised of realized gains on foreign currency exchange derivatives of $3.5 million, mark-to-market adjustment for our investment in shares of a cold storage operator of $(3.3) million, loss on extinguishment of debt of $(3.0) million, interest earned from cash in bank and on loans to affiliates of $1.1 million, net gains on foreign currency transactions of $0.7 million, and dividend income from our investment in shares of Guggenheim Credit Income Fund of $0.5 million.

(d)
Amount for the three months ended December 31, 2018 includes a gain of $18.8 million recognized on the purchase of the remaining interests in six investments from CPA:17 – Global in the CPA:17 Merger, which we had previously accounted for under the equity method. Amount for the three months ended December 31, 2018 also includes a gain of $29.0 million recognized on our previously held interest in shares of CPA:17 – Global common stock in connection with the CPA:17 Merger.

Investing for the long runTM | 6

W. P. Carey Inc.
Financial Results – Second Quarter 2019

Statements of Income, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018
Revenues
Lease revenues	$269,802	$262,939	$233,632	$173,067	$168,367
Operating property revenues	15,436	15,996	11,707	4,282	4,865
Lease termination income and other	6,304	3,270	2,952	1,981	680
	291,542	282,205	248,291	179,330	173,912
Operating Expenses
Depreciation and amortization	112,666	111,413	92,330	66,837	63,374
General and administrative	15,001	15,188	13,197	11,349	10,599
Reimbursable tenant costs	13,917	13,171	10,145	5,979	5,733
Operating property expenses	10,874	10,594	7,844	3,055	3,581
Property expenses, excluding reimbursable tenant costs	9,915	9,912	8,319	4,898	5,327
Stock-based compensation expense	3,482	2,800	2,774	1,380	1,990
Merger and other expenses (a)	696	146	37,098	1,673	2,692
	166,551	163,224	171,707	95,171	93,296
Other Income and Expenses
Interest expense	(59,719)	(61,313)	(57,250)	(41,740)	(41,311)
Other gains and (losses)	(1,362)	970	15,075	8,197	9,630
(Loss) gain on sale of real estate, net	(362)	933	99,618	343	11,912
Equity in earnings (losses) of equity method investments in real estate	230	(78)	1,755	4,699	3,529
Gain on change in control of interests (b)	—	—	18,792	—	—
	(61,213)	(59,488)	77,990	(28,501)	(16,240)
Income before income taxes	63,778	59,493	154,574	55,658	64,376
Provision for income taxes	(3,019)	(6,159)	(948)	(424)	(1,317)
Net Income from Real Estate	60,759	53,334	153,626	55,234	63,059
Net loss (income) attributable to noncontrolling interests	9	74	(2,015)	(4,225)	(3,743)
Net Income from Real Estate Attributable to W. P. Carey	$60,768	$53,408	$151,611	$51,009	$59,316

Basic Earnings Per Share	$0.36	$0.32	$1.04	$0.47	$0.55
Diluted Earnings Per Share	$0.35	$0.32	$1.04	$0.47	$0.55
Weighted-Average Shares Outstanding
Basic	171,304,112	167,234,121	145,480,858	108,073,969	108,059,394
Diluted	171,490,625	167,434,740	145,716,583	108,283,666	108,234,934
________

(a)	Amounts are primarily comprised of costs incurred in connection with the CPA:17 Merger.

(b)
Amount for the three months ended December 31, 2018 represents a gain recognized on the purchase of the remaining interests in six investments from CPA:17 – Global in the CPA:17 Merger, which we had previously accounted for under the equity method.

Investing for the long runTM | 7

W. P. Carey Inc.
Financial Results – Second Quarter 2019

Statements of Income, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018
Revenues
Asset management revenue	$9,790	$9,732	$11,954	$17,349	$17,268
Reimbursable costs from affiliates	3,821	3,868	5,042	6,042	5,537
Structuring and other advisory revenue	58	2,518	8,108	6,663	4,426
	13,669	16,118	25,104	30,054	27,231
Operating Expenses
General and administrative	4,728	6,097	4,252	4,514	5,843
Reimbursable costs from affiliates	3,821	3,868	5,042	6,042	5,537
Subadvisor fees (a)	1,650	2,202	2,226	3,127	1,855
Stock-based compensation expense	1,454	1,365	1,128	1,095	1,708
Depreciation and amortization	966	966	991	988	963
	12,619	14,498	13,639	15,766	15,906
Other Income and Expenses
Equity in earnings of equity method investments in the Managed Programs	3,721	5,569	13,513	13,664	9,029
Other gains and (losses)	691	(15)	(1,860)	678	956
Gain on change in control of interests (b)	—	—	29,022	—	—
	4,412	5,554	40,675	14,342	9,985
Income before income taxes	5,462	7,174	52,140	28,630	21,310
(Provision for) benefit from income taxes	(100)	8,288	(10,488)	(2,291)	(4,945)
Net Income from Investment Management	5,362	15,462	41,652	26,339	16,365
Net income attributable to noncontrolling interests	(92)	(376)	—	—	—
Net Income from Investment Management Attributable to W. P. Carey	$5,270	$15,086	$41,652	$26,339	$16,365

Basic Earnings Per Share	$0.03	$0.09	$0.29	$0.24	$0.15
Diluted Earnings Per Share	$0.03	$0.09	$0.29	$0.24	$0.15
Weighted-Average Shares Outstanding
Basic	171,304,112	167,234,121	145,480,858	108,073,969	108,059,394
Diluted	171,490,625	167,434,740	145,716,583	108,283,666	108,234,934
________

(a)
The subadvisors for CWI 1, CWI 2 and CPA:18 – Global (for multi-family properties) earn a percentage of gross fees recorded, which we account for as an expense and are recorded as Subadvisor fees in our consolidated statements of income. The amounts paid to the subadvisors are the differences between gross and net fees. During 2018, CPA:18 – Global sold five of its six multi-family properties (it sold the remaining multi-family property in January 2019 and we terminated the related subadvisory agreements).

(b)	Amount for the three months ended December 31, 2018 represents a gain recognized on our previously held interest in shares of CPA:17 – Global common stock in connection with the CPA:17 Merger.

Investing for the long runTM | 8

W. P. Carey Inc.
Financial Results – Second Quarter 2019

FFO and AFFO, Consolidated – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018
Net income attributable to W. P. Carey	$66,038	$68,494	$193,263	$77,348	$75,681
Adjustments:
Depreciation and amortization of real property	112,360	111,103	92,018	66,493	63,073
Loss (gain) on sale of real estate, net	362	(933)	(99,618)	(343)	(11,912)
Gain on change in control of interests (a)	—	—	(47,814)	—	—
Proportionate share of adjustments to equity in net income of partially owned entities	4,489	4,424	3,225	(651)	902
Proportionate share of adjustments for noncontrolling interests	(31)	(30)	(762)	(2,693)	(2,729)
Total adjustments	117,180	114,564	(52,951)	62,806	49,334
FFO (as defined by NAREIT) Attributable to W. P. Carey (b)	183,218	183,058	140,312	140,154	125,015
Adjustments:
Above- and below-market rent intangible lease amortization, net	16,450	15,927	14,985	13,224	12,303
Straight-line and other rent adjustments	(7,975)	(6,258)	(6,096)	(3,431)	(2,637)
Other (gains) and losses (c)	5,724	4,930	(9,001)	(5,148)	(6,845)
Stock-based compensation	4,936	4,165	3,902	2,475	3,698
Amortization of deferred financing costs	2,774	2,724	2,572	1,901	1,905
Other amortization and non-cash items	1,706	567	468	467	35
Tax (benefit) expense – deferred and other (d)	(933)	(4,928)	6,288	3,918	3,028
Merger and other expenses (e)	696	146	37,098	1,673	2,692
Proportionate share of adjustments to equity in net income of partially owned entities	1,876	1,461	3,192	3,860	3,635
Proportionate share of adjustments for noncontrolling interests	(7)	(25)	140	664	(230)
Total adjustments	25,247	18,709	53,548	19,603	17,584
AFFO Attributable to W. P. Carey (b)	$208,465	$201,767	$193,860	$159,757	$142,599

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (b)	$183,218	$183,058	$140,312	$140,154	$125,015
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (b)	$1.07	$1.09	$0.96	$1.29	$1.16
AFFO attributable to W. P. Carey (b)	$208,465	$201,767	$193,860	$159,757	$142,599
AFFO attributable to W. P. Carey per diluted share (b)	$1.22	$1.21	$1.33	$1.48	$1.32
Diluted weighted-average shares outstanding	171,490,625	167,434,740	145,716,583	108,283,666	108,234,934
________

(a)
Amount for the three months December 31, 2018 includes a gain recognized on the purchase of the remaining interests in six investments from CPA:17 – Global in the CPA:17 Merger, which we had previously accounted for under the equity method. Amount for the three months ended December 31, 2018 also includes a gain recognized on our previously held interest in shares of CPA:17 – Global common stock in connection with the CPA:17 Merger.

(b)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures.

(c)
Amount for the three months ended June 30, 2019 is primarily comprised of unrealized losses on derivatives of $(0.3) million, gains from foreign currency movements of $0.7 million, loss on extinguishment of debt of $(3.0) million and loss on marketable securities of $(3.1) million. Beginning in the second quarter of 2019, we aggregated (gain) loss on extinguishment of debt and realized (gains) losses on foreign currency (both of which were previously disclosed as separate AFFO adjustment line items), as well as certain other adjustments, within this line item, which is comprised of adjustments related to Other gains and (losses) on our consolidated statements of income. Prior period amounts have been reclassified to conform to the current period presentation.

(d)
Amount for the three months ended March 31, 2019 includes a current tax benefit and amount for the three months ended December 31, 2018 includes a current tax expense, both of which are excluded from AFFO as they were incurred as a result of the CPA:17 Merger.

(e)	Amounts are primarily comprised of costs incurred in connection with the CPA:17 Merger.

Investing for the long runTM | 9

W. P. Carey Inc.
Financial Results – Second Quarter 2019

FFO and AFFO, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018
Net income from Real Estate attributable to W. P. Carey	$60,768	$53,408	$151,611	$51,009	$59,316
Adjustments:
Depreciation and amortization of real property	112,360	111,103	92,018	66,493	63,073
Loss (gain) on sale of real estate, net	362	(933)	(99,618)	(343)	(11,912)
Gain on change in control of interests (a)	—	—	(18,792)	—	—
Proportionate share of adjustments to equity in net income of partially owned entities	4,489	4,424	3,225	(651)	902
Proportionate share of adjustments for noncontrolling interests	(31)	(30)	(762)	(2,693)	(2,729)
Total adjustments	117,180	114,564	(23,929)	62,806	49,334
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (b)	177,948	167,972	127,682	113,815	108,650
Adjustments:
Above- and below-market rent intangible lease amortization, net	16,450	15,927	14,985	13,224	12,303
Straight-line and other rent adjustments	(7,975)	(6,258)	(6,096)	(3,431)	(2,637)
Other (gains) and losses (c)	5,888	3,929	(11,269)	(5,084)	(6,599)
Stock-based compensation	3,482	2,800	2,774	1,380	1,990
Amortization of deferred financing costs	2,774	2,724	2,572	1,901	1,905
Other amortization and non-cash items	1,510	502	260	64	56
Tax (benefit) expense – deferred and other	(853)	490	(3,949)	(3,556)	(1,767)
Merger and other expenses (d)	696	146	37,098	1,673	2,692
Proportionate share of adjustments to equity in net income of partially owned entities	(89)	115	(260)	519	99
Proportionate share of adjustments for noncontrolling interests	(7)	(25)	140	664	(230)
Total adjustments	21,876	20,350	36,255	7,354	7,812
AFFO Attributable to W. P. Carey – Real Estate (b)	$199,824	$188,322	$163,937	$121,169	$116,462

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (b)	$177,948	$167,972	$127,682	$113,815	$108,650
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (b)	$1.04	$1.00	$0.87	$1.05	$1.01
AFFO attributable to W. P. Carey – Real Estate (b)	$199,824	$188,322	$163,937	$121,169	$116,462
AFFO attributable to W. P. Carey per diluted share – Real Estate (b)	$1.17	$1.13	$1.12	$1.12	$1.08
Diluted weighted-average shares outstanding	171,490,625	167,434,740	145,716,583	108,283,666	108,234,934
________

(a)
Amount for the three months December 31, 2018 represents a gain recognized on the purchase of the remaining interests in six investments from CPA:17 – Global in the CPA:17 Merger, which we had previously accounted for under the equity method.

(b)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures.

(c)
Amount for the three months ended June 30, 2019 is primarily comprised of unrealized losses on derivatives of $(0.3) million, gains from foreign currency movements of $0.7 million, loss on extinguishment of debt of $(3.0) million and loss on marketable securities of $(3.3) million. Beginning in the second quarter of 2019, we aggregated (gain) loss on extinguishment of debt and realized (gains) losses on foreign currency (both of which were previously disclosed as separate AFFO adjustment line items), as well as certain other adjustments, within this line item, which is comprised of adjustments related to Other gains and (losses) on our consolidated statements of income. Prior period amounts have been reclassified to conform to the current period presentation.

(d)	Amounts are primarily comprised of costs incurred in connection with the CPA:17 Merger.

Investing for the long runTM | 10

W. P. Carey Inc.
Financial Results – Second Quarter 2019

FFO and AFFO, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018
Net income from Investment Management attributable to W. P. Carey	$5,270	$15,086	$41,652	$26,339	$16,365
Adjustments:
Gain on change in control of interests (a)	—	—	(29,022)	—	—
Total adjustments	—	—	(29,022)	—	—
FFO (as defined by NAREIT) Attributable to W. P. Carey – Investment Management (b)	5,270	15,086	12,630	26,339	16,365
Adjustments:
Stock-based compensation	1,454	1,365	1,128	1,095	1,708
Other amortization and non-cash items	196	65	208	403	(21)
Other (gains) and losses (c)	(164)	1,001	2,268	(64)	(246)
Tax (benefit) expense – deferred and other (d)	(80)	(5,418)	10,237	7,474	4,795
Proportionate share of adjustments to equity in net income of partially owned entities	1,965	1,346	3,452	3,341	3,536
Total adjustments	3,371	(1,641)	17,293	12,249	9,772
AFFO Attributable to W. P. Carey – Investment Management (b)	$8,641	$13,445	$29,923	$38,588	$26,137

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Investment Management (b)	$5,270	$15,086	$12,630	$26,339	$16,365
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Investment Management (b)	$0.03	$0.09	$0.09	$0.24	$0.15
AFFO attributable to W. P. Carey – Investment Management (b)	$8,641	$13,445	$29,923	$38,588	$26,137
AFFO attributable to W. P. Carey per diluted share – Investment Management (b)	$0.05	$0.08	$0.21	$0.36	$0.24
Diluted weighted-average shares outstanding	171,490,625	167,434,740	145,716,583	108,283,666	108,234,934
________

(a)	Amount for the three months ended December 31, 2018 represents a gain recognized on our previously held interest in shares of CPA:17 – Global common stock in connection with the CPA:17 Merger.

(b)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures.

(c)
Amount for the three months ended June 30, 2019 is primarily comprised of gain on marketable securities of $0.2 million. Beginning in the second quarter of 2019, we aggregated realized (gains) losses on foreign currency (which was previously disclosed as a separate AFFO adjustment line item) and certain other adjustments within this line item, which is comprised of adjustments related to Other gains and (losses) on our consolidated statements of income. Prior period amounts have been reclassified to conform to the current period presentation.

(d)
Amount for the three months ended March 31, 2019 includes a current tax benefit and amount for the three months ended December 31, 2018 includes a current tax expense, both of which are excluded from AFFO as they were incurred as a result of the CPA:17 Merger.

Investing for the long runTM | 11

W. P. Carey Inc.
Financial Results – Second Quarter 2019

Elements of Pro Rata Statement of Income and AFFO Adjustments
In thousands. For the three months ended June 30, 2019.

We believe that the table below is useful for investors to help them better understand our business by illustrating the impact of each of our AFFO adjustments on our GAAP statement of income line items. This presentation is not an alternative to the GAAP statement of income, nor is AFFO an alternative to net income as determined by GAAP.

	Equity Investments (a)	Noncontrolling Interests (b)	AFFO Adjustments
Revenues
Real Estate:
Lease revenues	$5,915	$(31)	$8,268	(c)
Operating property revenues:
Hotel revenues	—	—	—
Self-storage revenues	1,099	—	—
Lease termination income and other	127	(1)	(14)

Investment Management:
Asset management revenue	—	—	—
Reimbursable costs from affiliates	—	—	—
Structuring and other advisory revenue	—	—	(3)	(d)

Operating Expenses
Depreciation and amortization	3,894	(4)	(116,428)	(e)
General and administrative	8	—	—
Reimbursable tenant costs	537	(9)	(170)
Operating property expenses:
Hotel expenses	—	—	—
Self-storage expenses	668	—	(94)
Property expenses, excluding reimbursable tenant costs	220	—	(364)	(d)
Stock-based compensation expense	—	—	(4,936)	(d)
Reimbursable costs from affiliates	—	—	—
Subadvisor fees (f)	—	—	—
Merger and other expenses	—	—	(696)	(g)

Other Income and Expenses
Interest expense	(1,403)	—	3,883	(h)
Equity in earnings of equity method investments in the Managed Programs and real estate:
Income related to our general partnership interests in the Managed REITs	—	(94)	—
Joint ventures	(393)	—	467	(i)
Income related to our ownership in the Managed Programs	—	—	1,965	(j)
Other gains and (losses)	(1)	5	5,719	(k)
Loss on sale of real estate, net	—	—	362

Provision for income taxes	(17)	3	(908)	(l)
Net income attributable to noncontrolling interests	—	105	—
________

(a)	Represents the break-out by line item of amounts recorded in Equity in earnings of equity method investments in the Managed Programs and real estate.

(b)	Represents the break-out by line item of amounts recorded in Net income attributable to noncontrolling interests.

(c)	Represents the reversal of amortization of above- or below-market lease intangibles of $16.5 million and the elimination of non-cash amounts related to straight-line rent and other of $8.2 million.

(d)	Adjustment to exclude a non-cash item.

(e)	Adjustment is a non-cash adjustment excluding corporate depreciation and amortization.

(f)
The subadvisors for CWI 1, CWI 2 and CPA:18 – Global (for multi-family properties) earn a percentage of gross fees recorded, which we account for as an expense and are recorded as Subadvisor fees in our consolidated statements of income. The amounts paid to the subadvisors are the differences between gross and net fees. During 2018, CPA:18 – Global sold five of its six multi-family properties (it sold the remaining multi-family property in January 2019 and we terminated the related subadvisory agreements).

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W. P. Carey Inc.
Financial Results – Second Quarter 2019

(g)	Adjustment primarily to exclude costs incurred in connection with the CPA:17 Merger.

(h)	Represents the elimination of non-cash components of interest expense, such as deferred financing costs, debt premiums and discounts.

(i)	Adjustments to include our pro rata share of AFFO adjustments from equity investments.

(j)
Represents Adjusted MFFO from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs. Adjusted MFFO is defined as MFFO adjusted for deferred taxes and excluding the adjustment for realized gains and losses on hedges.

(k)
Represents eliminations of gains (losses) related to the extinguishment of debt, unrealized foreign currency gains (losses), unrealized gains (losses) on derivatives, gains (losses) on marketable securities and other items.

(l)	Primarily represents the elimination of deferred taxes.

Investing for the long runTM | 13

W. P. Carey Inc.
Financial Results – Second Quarter 2019

Capital Expenditures
In thousands. For the three months ended June 30, 2019.

Tenant Improvements and Leasing Costs
Tenant improvements	$692
Leasing costs	148
Tenant Improvements and Leasing Costs	840

Maintenance Capital Expenditures
Operating properties	156
Net-lease properties	33
Maintenance Capital Expenditures	189

Total: Tenant Improvements and Leasing Costs, and Maintenance Capital Expenditures	$1,029

Non-Maintenance Capital Expenditures
Operating properties	$1,047
Net-lease properties	—
Non-Maintenance Capital Expenditures	$1,047

Investing for the long runTM | 14

W. P. Carey Inc.
Balance Sheets and Capitalization
Second Quarter 2019

Investing for the long runTM | 15

W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2019

Consolidated Balance Sheets
In thousands, except share and per share amounts.

	Jun. 30, 2019	Dec. 31, 2018
Assets
Investments in real estate:
Land, buildings and improvements (a)	$9,480,306	$9,251,396
Net investments in direct financing leases	1,263,319	1,306,215
In-place lease intangible assets and other	2,134,786	2,009,628
Above-market rent intangible assets	921,998	925,797
Investments in real estate	13,800,409	13,493,036
Accumulated depreciation and amortization (b)	(1,812,628)	(1,564,182)
Assets held for sale, net (c)	102,777	—
Net investments in real estate	12,090,558	11,928,854
Equity investments in the Managed Programs and real estate (d)	317,159	329,248
Cash and cash equivalents	202,279	217,644
Due from affiliates	81,523	74,842
Other assets, net	580,270	711,507
Goodwill	920,218	920,944
Total assets	$14,192,007	$14,183,039

Liabilities and Equity
Debt:
Senior unsecured notes, net	$3,861,931	$3,554,470
Unsecured revolving credit facility	111,227	91,563
Non-recourse mortgages, net	2,203,853	2,732,658
Debt, net	6,177,011	6,378,691
Accounts payable, accrued expenses and other liabilities	463,417	403,896
Below-market rent and other intangible liabilities, net	213,279	225,128
Deferred income taxes	168,841	173,115
Dividends payable	178,665	172,154
Total liabilities	7,201,213	7,352,984

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 170,756,507 and 165,279,642 shares, respectively, issued and outstanding	171	165
Additional paid-in capital	8,576,245	8,187,335
Distributions in excess of accumulated earnings	(1,368,457)	(1,143,992)
Deferred compensation obligation	37,263	35,766
Accumulated other comprehensive loss	(260,817)	(254,996)
Total stockholders' equity	6,984,405	6,824,278
Noncontrolling interests	6,389	5,777
Total equity	6,990,794	6,830,055
Total liabilities and equity	$14,192,007	$14,183,039
________

(a)	Includes $189.3 million and $470.7 million of amounts attributable to operating properties as of June 30, 2019 and December 31, 2018, respectively.

(b)
Includes $847.5 million and $734.8 million of accumulated depreciation on buildings and improvements as of June 30, 2019 and December 31, 2018, respectively, and $965.1 million and $829.4 million of accumulated amortization on lease intangibles as of June 30, 2019 and December 31, 2018, respectively.

(c)	At June 30, 2019, we had two properties classified as Assets held for sale, net, including one hotel operating property.

(d)
Our equity investments in real estate joint ventures totaled $197.9 million and $221.7 million as of June 30, 2019 and December 31, 2018, respectively. Our equity investments in the Managed Programs totaled $119.2 million and $107.6 million as of June 30, 2019 and December 31, 2018, respectively.

Investing for the long runTM | 16

W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2019

Capitalization
In thousands, except share and per share amounts. As of June 30, 2019.

Description	Shares	Share Price	Market Value
Equity
Common equity	170,756,507	$81.18	$13,862,013
Preferred equity			—
Total Equity Market Capitalization			13,862,013

			Outstanding Balance (a)
Pro Rata Debt
Non-recourse mortgages			2,422,484
Unsecured revolving credit facility (due February 22, 2021)			111,227
Senior unsecured notes:
Due January 20, 2023 (EUR)			569,000
Due April 1, 2024 (USD)			500,000
Due July 19, 2024 (EUR)			569,000
Due February 1, 2025 (USD)			450,000
Due April 9, 2026 (EUR)			569,000
Due October 1, 2026 (USD)			350,000
Due April 15, 2027 (EUR)			569,000
Due July 15, 2029 (USD)			325,000
Total Pro Rata Debt			6,434,711

Total Capitalization			$20,296,724
________

(a)	Excludes unamortized discount, net totaling $38.8 million and unamortized deferred financing costs totaling $21.9 million as of June 30, 2019.

Investing for the long runTM | 17

W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2019

Debt Overview
Dollars in thousands. Pro rata. As of June 30, 2019.

	USD-Denominated		EUR-Denominated		Other Currencies (a)		Total
							Outstanding Balance
	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Amount (in USD)	% of Total	Weigh-ted Avg. Interest Rate	Weigh-ted Avg. Maturity (Years)
Non-Recourse Debt (b) (c)
Fixed	$1,408,025	5.5%	$344,624	3.6%	$30,326	4.8%	$1,782,975	27.7%	5.1%	3.4
Variable:
Swapped	89,867	4.7%	163,795	2.3%	—	—%	253,662	3.9%	3.2%	4.0
Capped	—	—%	206,259	2.1%	—	—%	206,259	3.2%	2.1%	2.4
Floating	97,240	4.4%	66,118	1.5%	16,230	2.7%	179,588	2.8%	3.1%	1.7
Total Pro Rata Non-Recourse Debt	1,595,132	5.4%	780,796	2.7%	46,556	4.1%	2,422,484	37.6%	4.5%	3.2

Recourse Debt (b) (c)
Fixed – Senior unsecured notes:
Due January 20, 2023	—	—%	569,000	2.0%	—	—%	569,000	8.8%	2.0%	3.6
Due April 1, 2024	500,000	4.6%	—	—%	—	—%	500,000	7.9%	4.6%	4.8
Due July 19, 2024	—	—%	569,000	2.3%	—	—%	569,000	8.8%	2.3%	5.1
Due February 1, 2025	450,000	4.0%	—	—%	—	—%	450,000	7.0%	4.0%	5.6
Due April 9, 2026	—	—%	569,000	2.3%	—	—%	569,000	8.8%	2.3%	6.8
Due October 1, 2026	350,000	4.3%	—	—%	—	—%	350,000	5.5%	4.3%	7.3
Due April 15, 2027	—	—%	569,000	2.1%	—	—%	569,000	8.8%	2.1%	7.8
Due July 15, 2029	325,000	3.9%	—	—%	—	—%	325,000	5.1%	3.9%	10.0
Total Senior Unsecured Notes	1,625,000	4.2%	2,276,000	2.2%	—	—%	3,901,000	60.7%	3.0%	6.1
Variable:
Unsecured revolving credit facility (due February 22, 2021) (d)	—	—%	88,764	1.0%	22,463	1.0%	111,227	1.7%	1.0%	1.7
Total Recourse Debt	1,625,000	4.2%	2,364,764	2.1%	22,463	1.0%	4,012,227	62.4%	3.0%	6.0

Total Pro Rata Debt Outstanding	$3,220,132	4.8%	$3,145,560	2.3%	$69,019	3.1%	$6,434,711	100.0%	3.5%	5.0
________

(a)	Other currencies include debt denominated in British pound sterling, Norwegian krone and Japanese yen.

(b)	Debt data is presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata.

(c)	Excludes unamortized discount, net totaling $38.8 million and unamortized deferred financing costs totaling $21.9 million as of June 30, 2019.

(d)
Depending on the currency, we incurred interest at either London Interbank Offered Rate (“LIBOR”), Euro Interbank Offered Rate (“EURIBOR”), or Japanese yen (“JPY”) LIBOR plus 1.00% on our Unsecured revolving credit facility. EURIBOR and JPY LIBOR have a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility was $1.4 billion as of June 30, 2019. The aggregate principal amount (of revolving and term loans) available under our credit agreement may be increased up to an amount not to exceed the U.S. dollar equivalent of $2.35 billion.

Investing for the long runTM | 18

W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2019

Debt Maturity
Dollars in thousands. Pro rata. As of June 30, 2019.

	Real Estate		Debt
	Number of Properties (a)		Weighted- Average Interest Rate		Total Outstanding Balance (b) (c)	% of Total Outstanding Balance
Year of Maturity		ABR (a)		Balloon
Non-Recourse Debt
Remaining 2019	4	$6,397	6.1%	$20,214	$20,689	0.3%
2020	29	87,056	4.7%	372,240	386,325	6.0%
2021	82	99,925	4.2%	500,181	543,904	8.4%
2022	42	92,541	4.5%	493,198	532,236	8.3%
2023	41	72,678	4.0%	365,018	418,552	6.4%
2024	49	47,693	4.1%	180,718	240,961	3.7%
2025	23	20,893	6.2%	139,014	179,709	2.8%
2026	9	12,249	6.1%	31,535	54,861	0.9%
2027	2	3,566	4.7%	21,450	30,865	0.5%
2028	1	2,983	7.0%	—	10,659	0.2%
2031	1	920	6.0%	—	3,723	0.1%
Total Pro Rata Non-Recourse Debt	283	$446,901	4.5%	$2,123,568	2,422,484	37.6%

Recourse Debt
Fixed – Senior unsecured notes:
Due January 20, 2023 (EUR)			2.0%		569,000	8.8%
Due April 1, 2024 (USD)			4.6%		500,000	7.9%
Due July 19, 2024 (EUR)			2.3%		569,000	8.8%
Due February 1, 2025 (USD)			4.0%		450,000	7.0%
Due April 9, 2026 (EUR)			2.3%		569,000	8.8%
Due October 1, 2026 (USD)			4.3%		350,000	5.5%
Due April 15, 2027 (EUR)			2.1%		569,000	8.8%
Due July 15, 2029 (USD)			3.9%		325,000	5.1%
Total Senior Unsecured Notes			3.0%		3,901,000	60.7%
Variable:
Unsecured revolving credit facility (due February 22, 2021) (d)			1.0%		111,227	1.7%
Total Recourse Debt			3.0%		4,012,227	62.4%

Total Pro Rata Debt Outstanding			3.5%		$6,434,711	100.0%
________

(a)	Represents the number of properties and ABR associated with the debt that is maturing in each respective year.

(b)
Debt maturity data is presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata. Total outstanding balance includes balloon payments and scheduled amortization for our non-recourse debt.

(c)	Excludes unamortized discount, net totaling $38.8 million and unamortized deferred financing costs totaling $21.9 million as of June 30, 2019.

(d)
Depending on the currency, we incurred interest at either LIBOR, EURIBOR, or JPY LIBOR plus 1.00% on our Unsecured revolving credit facility. EURIBOR and JPY LIBOR have a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility was $1.4 billion as of June 30, 2019. The aggregate principal amount (of revolving and term loans) available under our credit agreement may be increased up to an amount not to exceed the U.S. dollar equivalent of $2.35 billion.

Investing for the long runTM | 19

W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2019

Senior Unsecured Notes
As of June 30, 2019.

Ratings

	Issuer / Corporate		Senior Unsecured Notes
Ratings Agency	Rating	Outlook	Rating	Outlook
Moody's	Baa2	Stable	Baa2	Stable
Standard & Poor's	BBB	Stable	BBB	Stable

Senior Unsecured Note Covenants

The following is a summary of the key financial covenants for the Senior Unsecured Notes, along with our estimated calculations of our compliance with those covenants at the end of the period presented. These ratios are not measures of our liquidity or performance and serve only to demonstrate our ability to incur additional debt, as permitted by the covenants for the Senior Unsecured Notes.

Covenant	Metric	Required	As of Jun. 30, 2019
Limitation on the incurrence of debt	"Total Debt" / "Total Assets"	≤ 60%	40.1%
Limitation on the incurrence of secured debt	"Secured Debt" / "Total Assets"	≤ 40%	14.3%
Limitation on the incurrence of debt based on consolidated EBITDA to annual debt service charge	"Consolidated EBITDA" / "Annual Debt Service Charge"	≥ 1.5x	4.7x
Maintenance of unencumbered asset value	"Unencumbered Assets" / "Total Unsecured Debt"	≥ 150%	234.0%

Investing for the long runTM | 20

W. P. Carey Inc.
Real Estate
Second Quarter 2019

Investing for the long runTM | 21

W. P. Carey Inc.
Real Estate – Second Quarter 2019

Investment Activity – Capital Investment Projects (a)
Dollars in thousands. Pro rata.

		Primary Transaction Type	Property Type	Expected Completion Date	Estimated Change in Square Footage	Lease Term (Years)	Funded During Three Months Ended Jun. 30, 2019	Total Funded Through Jun. 30, 2019	Maximum Commitment
Tenant	Location								Remaining	Total
Orgill, Inc.	Kilgore, TX	Expansion	Warehouse	Q3 2019	328,707	25	$—	$—	$14,000	$14,000
Astellas US Holding, Inc. (b)	Westborough, MA	Redevelopment	Laboratory	Q4 2019	10,063	17	24,447	24,458	27,219	51,677
Rockwell Automation (c)	Katowice, Poland	Build-to-Suit	Industrial	Q4 2019	121,320	15	2,330	2,330	15,340	17,670
Gestamp Automocion, S.L.	McCalla, AL	Expansion	Industrial	Q4 2019	137,620	20	1,795	1,795	10,732	12,527
Hellweg Die Profi-Baumärkte GmbH & Co. KG (c)	Various, Germany	Renovation	Retail	Q1 2020	N/A	18	3,117	10,510	2,349	12,859
Cuisine Solutions, Inc.	San Antonio, TX	Build-to-Suit	Industrial	Q4 2020	290,000	25	—	—	75,000	75,000
Total					887,710		$31,689	$39,093	$144,640	$183,733
________

(a)
This schedule includes future estimates for which we can give no assurance as to timing or amounts. Completed capital investment projects are included in the Investment Activity – Acquisitions and Completed Capital Investment Projects section. Funding amounts exclude capitalized construction interest.

(b)	This redevelopment project also includes renovations to the existing 250,813 square foot property.

(c)	Commitment amounts are based on the exchange rate of the euro at period end.

Investing for the long runTM | 22

W. P. Carey Inc.
Real Estate – Second Quarter 2019

Investment Activity – Acquisitions and Completed Capital Investment Projects
Dollars in thousands. Pro rata. For the six months ended June 30, 2019.

		Gross Investment Amount	Closing Date / Asset Completion Date	Property Type(s)	Gross Square Footage
Tenant / Lease Guarantor	Property Location(s)
Acquisitions
1Q19
University of Western States	Portland, OR	$36,178	Feb-19	Education Facility	152,642
PPD Development, L.P.	Morrisville, NC	48,305	Mar-19	Office	219,812
Orgill, Inc.	Inwood, WV	37,565	Mar-19	Warehouse	763,371
Litehouse, Inc.	Hurricane, UT	49,283	Mar-19	Industrial	268,009
Amerifreight Systems, LLC	Bensenville, IL	16,642	Mar-19	Industrial	58,000
1Q19 Total		187,973			1,461,834

2Q19
Integrated Warehouse Solutions (2 properties)	Westerville, OH and North Wales, PA	10,237	May-19	Industrial	143,092
Electrical Components International, Inc. (8 properties)	United States (5 properties) and Mexico (3 properties)	24,487	May-19	Industrial	525,484
Badger Sportswear, LLC	Statesville, NC	18,755	Jun-19	Warehouse	300,910
Turkey Hill, LLC	Conestoga, PA	70,057	Jun-19	Industrial	412,428
2Q19 Total		123,536			1,381,914

Year-to-Date Total		311,509			2,843,748

Completed Capital Investment Projects
1Q19
Greenyard Foods NV (a) (b)	Zabia Wola, Poland	5,580	Mar-19	Warehouse	72,154
Harbor Freight Tools USA, Inc. (b)	Dillon, SC	46,023	Mar-19	Warehouse	1,000,000
1Q19 Total		51,603			1,072,154

2Q19
Nippon Express Co., Ltd. (a)	Rotterdam, The Netherlands	20,051	May-19	Warehouse	353,368
Hellweg Die Profi-Baumärkte GmbH & Co. KG (4 properties) (a)	Various, Germany	5,582	May-19	Retail	N/A
Faurecia Legnica S. A. (a)	Legnica, Poland	6,000	Jun-19	Industrial	72,119
2Q19 Total		31,633			425,487

Year-to-Date Total		83,236			1,497,641

Year-to-Date Total Acquisitions and Completed Capital Investment Projects		$394,745			4,341,389
________

(a)	Amount reflects the applicable exchange rate on the date of the transaction.

(b)	These capital investment projects were acquired in the CPA:17 Merger on October 31, 2018. The gross investment amount includes amounts funded prior to the completion of the CPA:17 Merger.

Investing for the long runTM | 23

W. P. Carey Inc.
Real Estate – Second Quarter 2019

Investment Activity – Dispositions
Dollars in thousands. Pro rata. For the six months ended June 30, 2019.

Tenant / Lease Guarantor	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)	Gross Square Footage
1Q19
Walgreens Co.	Concord, NC	$4,961	Jan-19	Retail	14,560
1Q19 Total		4,961			14,560

2Q19
Civitas Media, LLC (4 properties)	Sedalia, MO; Lumberton and Mount Airy, NC; and Wilkes-Barre, PA	7,669	Apr-19	Industrial	144,918
Production Resource Group, Inc.	Las Vegas, NV	9,285	Jun-19	Warehouse	126,916
2Q19 Total		16,954			271,834

Year-to-Date Total Dispositions		$21,915			286,394

Investing for the long runTM | 24

W. P. Carey Inc.
Real Estate – Second Quarter 2019

Joint Ventures
Dollars in thousands. As of June 30, 2019.

Joint Venture or JV (Principal Tenant)	JV Partnership		Consolidated		Pro Rata (a)
	Partner	WPC %	Debt Outstanding (b)	ABR	Debt Outstanding (c)	ABR
Unconsolidated Joint Ventures (Equity Method Investments) (d)
Kesko Senukai (e)	Third party	70.00%	$121,856	$14,069	$85,299	$9,849
State Farm Mutual Automobile Insurance Co.	CPA:18 – Global	50.00%	72,800	7,682	36,400	3,841
Bank Pekao (e)	CPA:18 – Global	50.00%	56,380	9,016	28,190	4,508
Apply Sørco AS (e)	CPA:18 – Global	49.00%	42,027	4,299	20,593	2,106
Fortenova Grupa d.d. (formerly Konzum d.d.) (e)	CPA:18 – Global	20.00%	27,455	4,372	5,491	874
Total Unconsolidated Joint Ventures			320,518	39,438	175,973	21,178

Consolidated Joint Ventures (f)
McCoy-Rockford, Inc.	Third party	90.00%	—	871	—	784
Total Consolidated Joint Ventures			—	871	—	784
Total Unconsolidated and Consolidated Joint Ventures			$320,518	$40,309	$175,973	$21,962
________

(a)	See the Terms and Definitions section in the Appendix for a description of pro rata.

(b)	Excludes unamortized deferred financing costs totaling $0.5 million and unamortized discount, net totaling $0.2 million as of June 30, 2019.

(c)	Excludes unamortized deferred financing costs totaling $0.2 million and unamortized discount, net totaling $0.2 million as of June 30, 2019.

(d)
Excludes a 90.00% equity position in a jointly owned investment, Johnson Self Storage (comprised of nine self-storage operating properties), which did not have debt outstanding as of June 30, 2019. Excludes a 15.00% common equity interest in a jointly owned investment, BPS Nevada, LLC.

(e)	Amounts are based on the applicable exchange rate at the end of the period.

(f)
Excludes a jointly owned investment, Shelborne Hotel, which we consolidate with a 95.45% ownership interest and which did not have debt outstanding as of June 30, 2019. Shelborne Hotel was classified as held for sale as of June 30, 2019.

Investing for the long runTM | 25

W. P. Carey Inc.
Real Estate – Second Quarter 2019

Top Ten Tenants
Dollars in thousands. Pro rata. As of June 30, 2019.

Tenant / Lease Guarantor	Description	Number of Properties	ABR	ABR %	Weighted-Average Lease Term (Years)
U-Haul Moving Partners Inc. and Mercury Partners, LP	Net lease self-storage properties in the U.S.	78	$36,008	3.2%	4.8
Hellweg Die Profi-Baumärkte GmbH & Co. KG (a)	Do-it-yourself retail properties in Germany	44	35,895	3.2%	17.7
State of Andalucia (a)	Government office properties in Spain	70	28,762	2.6%	15.5
The New York Times Company (b)	Media headquarters in New York City	1	27,967	2.5%	4.8
Metro Cash & Carry Italia S.p.A. (a)	Business-to-business wholesale stores in Italy and Germany	20	27,468	2.5%	7.8
Pendragon PLC (a)	Automotive dealerships in the United Kingdom	70	21,460	1.9%	10.8
Marriott Corporation	Net lease hotel properties in the U.S.	18	20,065	1.8%	4.4
Nord Anglia Education, Inc.	K-12 private schools in the U.S.	3	18,734	1.7%	24.2
Forterra, Inc. (a) (c)	Industrial properties in the U.S. and Canada	27	18,387	1.7%	24.0
Advance Auto Parts, Inc.	Distribution facilities in the U.S.	30	18,345	1.6%	13.6
Total (d)		361	$253,091	22.7%	12.1
________

(a)	ABR amounts are subject to fluctuations in foreign currency exchange rates.

(b)	As of June 30, 2019, the tenant exercised its option to repurchase the property it is leasing in the fourth quarter of 2019. There can be no assurance that such repurchase will be completed.

(c)	Of the 27 properties leased to Forterra, Inc., 25 are located in the United States and two are located in Canada.

(d)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 26

W. P. Carey Inc.
Real Estate – Second Quarter 2019

Diversification by Property Type
In thousands, except percentages. Pro rata. As of June 30, 2019.

	Total Net-Lease Portfolio				Unencumbered Net-Lease Portfolio (a)
Property Type	ABR	ABR %	Square Footage (b)	Sq. ft. %	ABR	ABR %	Square Footage (b)	Sq. ft. %
U.S.
Office	$186,922	16.8%	11,105	8.1%	$75,748	11.3%	5,453	6.5%
Industrial	196,441	17.6%	36,249	26.5%	126,405	18.9%	23,812	28.6%
Warehouse	133,924	12.0%	28,453	20.8%	54,538	8.2%	12,434	14.9%
Retail (c)	44,560	4.0%	3,862	2.9%	31,869	4.8%	2,155	2.6%
Self Storage (net lease)	49,627	4.4%	5,476	4.0%	49,627	7.4%	5,476	6.6%
Other (d)	102,188	9.2%	5,716	4.2%	60,517	9.0%	2,910	3.5%
U.S. Total	713,662	64.0%	90,861	66.5%	398,704	59.6%	52,240	62.7%

International
Office	90,948	8.1%	6,271	4.6%	52,417	7.8%	4,397	5.3%
Industrial	64,716	5.8%	9,522	7.0%	54,596	8.2%	8,052	9.6%
Warehouse	95,106	8.5%	15,118	11.1%	49,318	7.4%	7,648	9.2%
Retail (c)	151,379	13.6%	14,807	10.8%	113,885	17.0%	10,969	13.2%
Self Storage (net lease)	—	—%	—	—%	—	—%	—	—%
Other (d)	10	—%	—	—%	—	—%	—	—%
International Total	402,159	36.0%	45,718	33.5%	270,216	40.4%	31,066	37.3%

Total
Office	277,870	24.9%	17,376	12.7%	128,165	19.1%	9,850	11.8%
Industrial	261,157	23.4%	45,771	33.5%	181,001	27.1%	31,864	38.2%
Warehouse	229,030	20.5%	43,571	31.9%	103,856	15.6%	20,082	24.1%
Retail (c)	195,939	17.6%	18,669	13.7%	145,754	21.8%	13,124	15.8%
Self Storage (net lease)	49,627	4.4%	5,476	4.0%	49,627	7.4%	5,476	6.6%
Other (d)	102,198	9.2%	5,716	4.2%	60,517	9.0%	2,910	3.5%
Total (e)	$1,115,821	100.0%	136,579	100.0%	$668,920	100.0%	83,306	100.0%
________

(a)	Represents properties unencumbered by non-recourse mortgage debt.

(b)	Includes square footage for vacant properties.

(c)	Includes automotive dealerships.

(d)	Includes ABR from tenants with the following property types: education facility, hotel (net lease), fitness facility, laboratory, theater and student housing (net lease).

(e)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 27

W. P. Carey Inc.
Real Estate – Second Quarter 2019

Diversification by Tenant Industry
In thousands, except percentages. Pro rata. As of June 30, 2019.

	Total Net-Lease Portfolio				Unencumbered Net-Lease Portfolio (a)
Industry Type	ABR	ABR %	Square Footage	Sq. ft. %	ABR	ABR %	Square Footage	Sq. ft. %
Retail Stores (b)	$226,504	20.3%	30,004	22.0%	$120,845	18.1%	13,445	16.1%
Consumer Services	105,430	9.4%	8,165	6.0%	80,695	12.1%	6,549	7.9%
Automotive	69,435	6.2%	11,822	8.7%	56,806	8.5%	9,656	11.6%
Cargo Transportation	60,557	5.4%	9,650	7.1%	44,710	6.7%	6,807	8.2%
Grocery	57,600	5.2%	6,628	4.9%	34,727	5.2%	3,446	4.1%
Business Services	57,500	5.2%	5,076	3.7%	15,227	2.3%	1,818	2.2%
Healthcare and Pharmaceuticals	49,112	4.4%	3,923	2.9%	28,973	4.3%	2,645	3.2%
Hotel, Gaming, and Leisure	43,554	3.9%	2,423	1.8%	25,929	3.9%	1,326	1.6%
Media: Advertising, Printing, and Publishing	42,673	3.8%	2,147	1.6%	8,838	1.3%	775	0.9%
Sovereign and Public Finance	41,709	3.7%	3,364	2.4%	32,227	4.8%	3,000	3.6%
Construction and Building	41,604	3.7%	7,673	5.6%	30,101	4.5%	5,823	7.0%
Capital Equipment	39,206	3.5%	6,550	4.8%	30,458	4.6%	5,023	6.0%
Beverage, Food, and Tobacco	37,122	3.3%	4,844	3.5%	34,428	5.2%	4,655	5.6%
Containers, Packaging, and Glass	36,227	3.2%	6,527	4.8%	10,153	1.5%	1,924	2.3%
High Tech Industries	27,444	2.5%	2,921	2.1%	14,793	2.2%	1,762	2.1%
Insurance	24,658	2.2%	1,759	1.3%	20,817	3.1%	1,535	1.8%
Banking	19,269	1.7%	1,247	0.9%	6,330	0.9%	494	0.6%
Telecommunications	18,915	1.7%	1,736	1.3%	7,010	1.0%	887	1.1%
Durable Consumer Goods	18,511	1.7%	4,265	3.1%	7,268	1.1%	2,118	2.5%
Non-Durable Consumer Goods	18,328	1.7%	5,032	3.7%	11,607	1.7%	3,093	3.7%
Aerospace and Defense	13,397	1.2%	1,279	0.9%	11,332	1.7%	1,180	1.4%
Media: Broadcasting and Subscription	12,857	1.2%	784	0.6%	809	0.1%	93	0.1%
Wholesale	12,846	1.2%	2,005	1.4%	3,958	0.6%	706	0.9%
Chemicals, Plastics, and Rubber	11,909	1.1%	1,403	1.0%	6,569	1.0%	996	1.2%
Other (c)	29,454	2.6%	5,352	3.9%	24,310	3.6%	3,550	4.3%
Total (d)	$1,115,821	100.0%	136,579	100.0%	$668,920	100.0%	83,306	100.0%
________

(a)	Represents properties unencumbered by non-recourse mortgage debt.

(b)	Includes automotive dealerships.

(c)
Includes ABR from tenants in the following industries: metals and mining, oil and gas, environmental industries, electricity, consumer transportation, forest products and paper, real estate and finance. Also includes square footage for vacant properties.

(d)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 28

W. P. Carey Inc.
Real Estate – Second Quarter 2019

Diversification by Geography
In thousands, except percentages. Pro rata. As of June 30, 2019.

	Total Net-Lease Portfolio				Unencumbered Net-Lease Portfolio (a)
Region	ABR	ABR %	Square Footage (b)	Sq. ft. %	ABR	ABR %	Square Footage (b)	Sq. ft. %
U.S.
South
Texas	$94,822	8.5%	10,948	8.0%	$49,557	7.4%	6,949	8.3%
Florida	45,660	4.1%	4,060	3.0%	35,564	5.3%	3,156	3.8%
Georgia	28,430	2.5%	4,024	2.9%	16,971	2.6%	2,456	3.0%
Tennessee	16,174	1.4%	2,445	1.8%	6,945	1.0%	1,340	1.6%
Alabama	13,989	1.3%	2,259	1.7%	12,270	1.8%	2,073	2.5%
Other (c)	12,334	1.1%	2,252	1.6%	10,198	1.5%	1,856	2.2%
Total South	211,409	18.9%	25,988	19.0%	131,505	19.6%	17,830	21.4%
East
New York	34,920	3.1%	1,770	1.3%	3,706	0.6%	494	0.6%
North Carolina	32,253	2.9%	7,023	5.2%	22,567	3.4%	5,451	6.5%
Massachusetts	20,970	1.9%	1,397	1.0%	17,317	2.6%	1,190	1.4%
Pennsylvania	20,701	1.9%	3,054	2.2%	13,673	2.0%	2,162	2.6%
New Jersey	19,174	1.7%	1,100	0.8%	8,700	1.3%	604	0.7%
South Carolina	15,125	1.4%	4,158	3.1%	6,245	0.9%	1,914	2.3%
Virginia	13,250	1.2%	1,430	1.0%	11,775	1.8%	810	1.0%
Other (c)	33,326	3.0%	6,594	4.8%	12,190	1.8%	1,900	2.3%
Total East	189,719	17.1%	26,526	19.4%	96,173	14.4%	14,525	17.4%
Midwest
Illinois	50,078	4.5%	5,931	4.3%	29,769	4.5%	3,614	4.3%
Minnesota	25,584	2.3%	2,451	1.8%	20,449	3.1%	1,782	2.1%
Indiana	17,836	1.6%	2,827	2.1%	3,627	0.5%	677	0.8%
Ohio	14,179	1.3%	3,102	2.3%	7,611	1.1%	1,969	2.4%
Wisconsin	13,409	1.2%	3,125	2.3%	9,664	1.4%	1,701	2.1%
Michigan	13,119	1.2%	2,073	1.5%	11,787	1.8%	1,855	2.2%
Other (c)	26,396	2.3%	4,806	3.5%	11,677	1.7%	1,709	2.1%
Total Midwest	160,601	14.4%	24,315	17.8%	94,584	14.1%	13,307	16.0%
West
California	60,021	5.4%	5,162	3.8%	23,159	3.5%	2,154	2.6%
Arizona	36,895	3.3%	3,652	2.7%	18,536	2.8%	1,342	1.6%
Colorado	11,190	1.0%	1,008	0.7%	6,586	1.0%	526	0.6%
Other (c)	43,827	3.9%	4,210	3.1%	28,161	4.2%	2,556	3.1%
Total West	151,933	13.6%	14,032	10.3%	76,442	11.5%	6,578	7.9%
U.S. Total	713,662	64.0%	90,861	66.5%	398,704	59.6%	52,240	62.7%
International
Germany	65,246	5.9%	6,970	5.1%	57,724	8.6%	6,449	7.7%
Poland	51,418	4.6%	7,093	5.2%	24,356	3.7%	3,406	4.1%
The Netherlands	49,647	4.4%	6,659	4.9%	30,097	4.5%	4,212	5.1%
Spain	49,580	4.4%	4,226	3.1%	41,211	6.2%	3,775	4.5%
United Kingdom	38,383	3.5%	2,924	2.2%	34,224	5.1%	2,664	3.2%
Italy	25,841	2.3%	2,386	1.7%	—	—%	—	—%
Croatia	16,525	1.5%	1,860	1.4%	15,650	2.3%	1,747	2.1%
France	15,963	1.4%	1,429	1.0%	8,042	1.2%	1,188	1.4%
Denmark	12,246	1.1%	1,987	1.5%	12,246	1.8%	1,987	2.4%
Finland	11,484	1.0%	949	0.7%	11,484	1.7%	949	1.1%
Canada	11,434	1.0%	1,817	1.3%	11,434	1.7%	1,817	2.2%
Other (d)	54,392	4.9%	7,418	5.4%	23,748	3.6%	2,872	3.5%
International Total	402,159	36.0%	45,718	33.5%	270,216	40.4%	31,066	37.3%
Total (e)	$1,115,821	100.0%	136,579	100.0%	$668,920	100.0%	83,306	100.0%
________

Investing for the long runTM | 29

W. P. Carey Inc.
Real Estate – Second Quarter 2019

(a)	Represents properties unencumbered by non-recourse mortgage debt.

(b)	Includes square footage for vacant properties.

(c)
Other properties within South include assets in Louisiana, Oklahoma, Arkansas and Mississippi. Other properties within East include assets in Kentucky, Maryland, Connecticut, West Virginia, New Hampshire and Maine. Other properties within Midwest include assets in Missouri, Kansas, Nebraska, Iowa, North Dakota and South Dakota. Other properties within West include assets in Utah, Nevada, Oregon, Washington, Hawaii, New Mexico, Wyoming, Montana and Alaska.

(d)	Includes assets in Lithuania, Norway, Hungary, Mexico, Austria, Portugal, Japan, the Czech Republic, Slovakia, Latvia, Sweden, Belgium and Estonia.

(e)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 30

W. P. Carey Inc.
Real Estate – Second Quarter 2019

Contractual Rent Increases
In thousands, except percentages. Pro rata. As of June 30, 2019.

	Total Net-Lease Portfolio				Unencumbered Net-Lease Portfolio (a)
Rent Adjustment Measure	ABR	ABR %	Square Footage	Sq. ft. %	ABR	ABR %	Square Footage	Sq. ft. %
(Uncapped) CPI	$440,377	39.5%	51,287	37.6%	$273,563	40.9%	31,263	37.5%
Fixed	364,039	32.6%	45,253	33.1%	194,475	29.1%	25,544	30.7%
CPI-based	258,002	23.1%	33,696	24.7%	173,204	25.9%	23,027	27.6%
Other (b)	44,610	4.0%	3,324	2.4%	23,802	3.5%	2,241	2.7%
None	8,793	0.8%	556	0.4%	3,876	0.6%	163	0.2%
Vacant	—	—%	2,463	1.8%	—	—%	1,068	1.3%
Total (c)	$1,115,821	100.0%	136,579	100.0%	$668,920	100.0%	83,306	100.0%
________

(a)	Represents properties unencumbered by non-recourse mortgage debt.

(b)	Represents leases attributable to percentage rent.

(c)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 31

W. P. Carey Inc.
Real Estate – Second Quarter 2019

Same Store Analysis
Dollars in thousands. Pro rata.

Same store portfolio includes leases that were continuously in place during the period from June 30, 2018 to June 30, 2019. Excludes leases for properties that were acquired, sold or vacated, or were subject to lease renewals, extensions or modifications at any time that affected ABR during that period. For purposes of comparability, ABR is presented on a constant currency basis using exchange rates as of June 30, 2019.

	ABR
Property Type	As of Jun. 30, 2019	As of Jun. 30, 2018	Increase	% Increase
Industrial	$178,337	$175,123	$3,214	1.8%
Office	156,173	153,288	2,885	1.9%
Retail (a)	98,384	96,634	1,750	1.8%
Warehouse	93,904	92,263	1,641	1.8%
Self Storage (net lease)	31,853	31,853	—	—%
Other (b)	58,764	58,241	523	0.9%
Total	$617,415	$607,402	$10,013	1.6%

Rent Adjustment Measure
(Uncapped) CPI	$250,119	$246,067	$4,052	1.6%
Fixed	169,908	167,018	2,890	1.7%
CPI-based	167,120	164,049	3,071	1.9%
Other (c)	24,079	24,079	—	—%
None	6,189	6,189	—	—%
Total	$617,415	$607,402	$10,013	1.6%

Geography
U.S.	$404,846	$399,299	$5,547	1.4%
Europe	197,665	193,632	4,033	2.1%
Other International (d)	14,904	14,471	433	3.0%
Total	$617,415	$607,402	$10,013	1.6%

Same Store Portfolio Summary
Number of properties	797
Square footage (in thousands)	74,683
________

(a)	Includes automotive dealerships.

(b)	Includes ABR from tenants with the following property types: education facility, hotel (net lease), theater, fitness facility and student housing (net lease).

(c)	Represents leases attributable to percentage rent.

(d)	Includes assets in Canada, Mexico and Japan.

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W. P. Carey Inc.
Real Estate – Second Quarter 2019

Leasing Activity
For the three months ended June 30, 2019, except ABR. Pro rata.

Lease Renewals and Extensions						Expected Tenant Improvements ($000s)	Leasing Commissions ($000s)
			ABR
Property Type	Square Feet	Number of Leases	Prior Lease ($000s)	New Lease ($000s) (a)	Releasing Spread			Incremental Lease Term
Office	247,164	4	$8,000	$5,888	(26.4)%	$1,366	$109	7.0 years
Industrial	224,233	1	1,149	1,149	—%	—	—	0.5 years
Warehouse	3,839,270	5	18,811	17,542	(6.7)%	13,000	—	9.8 years
Retail	806,594	18	5,253	8,858	68.6%	—	—	2.0 years
Self Storage (net lease)	—	—	—	—	—%	—	—	N/A
Other	—	—	—	—	—%	—	—	N/A
Total / Weighted Average (b)	5,117,261	28	$33,213	$33,437	0.7%	$14,366	$109	8.1 years

Q2 Summary
Prior Lease ABR (% of Total Portfolio)			3.1%

New Leases				Expected Tenant Improvements ($000s)	Leasing Commissions ($000s)
			ABR
Property Type	Square Feet	Number of Leases	New Lease ($000s) (a)			New Lease Term
Office	—	—	$—	$—	$—	N/A
Industrial	—	—	—	—	—	N/A
Warehouse	—	—	—	—	—	N/A
Retail	70,752	9	763	1,412	—	5.3 years
Self Storage (net lease) (c)	1,478,908	22	13,619	—	—	25.0 years
Other	—	—	—	—	—	N/A
Total / Weighted Average (d)	1,549,660	31	$14,382	$1,412	$—	24.0 years
_______

(a)	New Lease amounts are based on in-place rents at time of lease commencement and exclude any free rent periods.

(b)	Weighted average refers to the incremental lease term.

(c)
During the second quarter of 2019, we entered into net lease agreements for 36 self-storage operating properties, the vast majority of which we acquired in the CPA:17 Merger. Pursuant to these agreements, 22 self-storage operating properties were converted to net leases on June 1, 2019 (as reflected in the table above), at which time we began recognizing lease revenues on the properties and ceased recognizing operating property revenues and expenses.

(d)	Weighted average refers to the new lease term.

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W. P. Carey Inc.
Real Estate – Second Quarter 2019

Lease Expirations – Total Net-Lease Portfolio
In thousands, except percentages and number of leases. Pro rata. As of June 30, 2019.

Year of Lease Expiration (a)	Number of Leases Expiring	Number of Tenants with Leases Expiring	ABR	ABR %	Square Footage	Sq. ft. %
Remaining 2019	13	11	$7,014	0.6%	755	0.6%
2020	26	24	21,733	1.9%	2,189	1.6%
2021	79	23	36,659	3.3%	4,776	3.5%
2022	43	34	63,126	5.7%	6,879	5.0%
2023	30	28	49,876	4.5%	6,351	4.6%
2024 (b)	59	37	135,270	12.1%	14,593	10.7%
2025	58	26	55,816	5.0%	7,129	5.2%
2026	31	19	53,807	4.8%	7,309	5.4%
2027	46	28	72,333	6.5%	8,494	6.2%
2028	44	26	66,573	6.0%	6,795	5.0%
2029	29	17	34,165	3.1%	4,419	3.2%
2030	28	22	73,525	6.6%	6,776	5.0%
2031	62	12	59,180	5.3%	6,229	4.6%
2032	37	16	48,308	4.3%	7,408	5.4%
Thereafter (>2032)	160	73	338,436	30.3%	44,014	32.2%
Vacant	—	—	—	—%	2,463	1.8%
Total (c)	745		$1,115,821	100.0%	136,579	100.0%

________

(a)	Assumes tenants do not exercise any renewal options or purchase options.

(b)
Includes ABR of $28.0 million from a tenant (The New York Times Company) that as of June 30, 2019 exercised its option to repurchase the property it is leasing in the fourth quarter of 2019. There can be no assurance that such repurchase will be completed.

(c)	See the Terms and Definitions section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Real Estate – Second Quarter 2019

Lease Expirations – Unencumbered Net-Lease Portfolio
In thousands, except percentages and number of leases. Pro rata. As of June 30, 2019.

Year of Lease Expiration (a)	Number of Leases Expiring	Number of Tenants with Leases Expiring	ABR	ABR %	Square Footage	Sq. ft. %
Remaining 2019	5	5	$5,374	0.8%	695	0.8%
2020	15	15	12,264	1.8%	1,391	1.7%
2021	65	12	20,389	3.1%	3,097	3.7%
2022	28	21	28,994	4.3%	3,862	4.6%
2023	17	16	14,670	2.2%	2,650	3.2%
2024	44	25	76,489	11.4%	9,659	11.6%
2025	38	15	22,008	3.3%	2,063	2.5%
2026	11	11	13,974	2.1%	2,531	3.0%
2027	31	19	46,009	6.9%	5,281	6.3%
2028	28	16	42,384	6.3%	4,973	6.0%
2029	25	14	30,346	4.5%	4,136	5.0%
2030	17	15	29,759	4.5%	3,444	4.1%
2031	58	8	41,961	6.3%	4,320	5.2%
2032	12	10	17,490	2.6%	2,134	2.6%
Thereafter (>2032)	133	55	266,809	39.9%	32,002	38.4%
Vacant	—	—	—	—%	1,068	1.3%
Total (b) (c)	527		$668,920	100.0%	83,306	100.0%

________

(a)	Assumes tenants do not exercise any renewal options or purchase options.

(b)	See the Terms and Definitions section in the Appendix for a description of pro rata.

(c)	Represents properties unencumbered by non-recourse mortgage debt.

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W. P. Carey Inc.
Investment Management
Second Quarter 2019

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W. P. Carey Inc.
Investment Management – Second Quarter 2019

Selected Information – Managed Programs
Dollars and square footage in thousands, except per share amounts. As of or for the three months ended June 30, 2019.

	Managed Programs
	CPA:18 – Global	CWI 1	CWI 2	CESH
General
Year established	2013	2010	2015	2016
AUM (a)	$2,419,743	$2,890,385	$2,013,419	$283,971
Net-lease AUM	1,366,764	N/A	N/A	N/A
NAV (b)	8.73	10.39	11.41	1,000.00
Fundraising status	Closed	Closed	Closed	Closed

Portfolio
Investment type	Net lease / Diversified REIT	Lodging REIT	Lodging REIT	Student Housing
Number of operating properties	84	27	12	9
Number of net-leased properties	54	N/A	N/A	N/A
Number of tenants – net-leased properties	87	N/A	N/A	N/A
Square footage (c) (d)	9,995	6,247	3,468	309
Occupancy (e)	97.9%	77.7%	79.8%	58.6%
Acquisitions – second quarter	$—	$—	$—	$—
Dispositions – second quarter	3,085	—	—	—

Balance Sheet (Book Value)
Total assets	$2,261,839	$2,286,787	$1,593,729	$297,816
Total debt	1,213,274	1,366,294	832,690	95,140
Total debt / total assets	53.6%	59.7%	52.2%	31.9%
________

(a)
Represents estimated fair value of real estate assets plus cash and cash equivalents, less distributions payable for the Managed REITs and estimated fair value of real estate assets plus cash for CESH.

(b)
The estimated NAVs for CWI 1 and CWI 2 were determined as of December 31, 2018. The estimated NAV for CPA:18 – Global was determined as of March 31, 2019. We own limited partnership units of CESH at its private placement price of $1,000 per unit; we do not intend to calculate a NAV for CESH.

(c)	For CPA:18 – Global, excludes operating properties.

(d)	For CESH, three properties have been placed into service as of June 30, 2019. The remaining investments are build-to-suit projects and gross square footage cannot be determined at this time.

(e)
Represents occupancy for single-tenant net-leased properties for CPA:18 – Global. Represents occupancy for hotels owned by CWI 1 and CWI 2 for the three months ended June 30, 2019. CPA:18 – Global’s multi-tenant net-leased properties had an occupancy rate of 95.2% and square footage of 0.4 million as of June 30, 2019.

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W. P. Carey Inc.
Investment Management – Second Quarter 2019

Managed Programs Fee Summary
Dollars in thousands. For the three months ended June 30, 2019, unless otherwise noted.

	Managed Programs
	CPA:18 – Global	CWI 1	CWI 2	CESH (a)	Total
Year established	2013	2010	2015	2016
Fundraising status	Closed	Closed	Closed	Closed

1. Structuring and Other Advisory Fees (b)
Structuring fee, gross (% of total aggregate cost)	4.50% (c)	2.50%	2.50%	2.00%
Net of subadvisor fees (d)	4.50%	2.00%	1.875%	2.00%
Gross acquisition volume – second quarter	$—	$—	$—	$—	$—
Gross disposition volume – second quarter	$3,085	$—	$—	$—	$3,085
Structuring and other advisory revenue – second quarter (e)	$3	$—	$—	$55	$58

2. Asset Management Fees
Asset management fee, gross (% of average AUM, per annum)	0.50% (f)	0.50% (f)	0.55% (f)	1.00% (g)
Net of subadvisor fees (d)	0.50%	0.40%	0.41%	1.00%
AUM – current quarter	$2,419,743	$2,890,385	$2,013,419	$283,971	$7,607,518
AUM – prior quarter	$2,404,727	$2,891,230	$2,017,456	$262,621	$7,576,034
Average AUM	$2,412,235	$2,890,808	$2,015,438	$273,296	$7,591,776
Asset management revenue – second quarter (h)	$2,859	$3,563	$2,683	$685	$9,790

3. Operating Partnership Interests (i)
Operating partnership interests, gross (% of Available Cash)	10.00%	10.00%	10.00%	N/A
Net of subadvisor fees (d)	10.00%	8.00%	7.50%	N/A
Equity in earnings of equity method investments in the Managed Programs and real estate (profits interest) – second quarter (j)	$2,105	$375	$893	N/A	$3,373
________

(a)
In addition to the fees shown, we may also receive distributions from CESH upon liquidation of the fund in an amount potentially equal to 20% of available cash after the limited partners have received certain cumulative distributions.

(b)
Other advisory fees primarily include disposition fees earned for completing dispositions on behalf of the Managed Programs. Structuring and other advisory fees are recorded in Structuring and other advisory revenue in our consolidated financial statements.

(c)
Comprised of an initial acquisition fee (generally 2.50% of the total aggregate cost of net-leased properties) paid when the transaction is completed and a subordinated acquisition fee (generally 2.00% of the total aggregate cost of net-leased properties) paid in annual installments over three years, provided certain performance criterion are met. The acquisition fee for other properties is generally 1.75% of the total aggregate cost.

(d)
We earn investment management revenue from CWI 1 and CWI 2 in our role as their advisor. Pursuant to the terms of their subadvisory agreements, however, 20% of the fees we receive from CWI 1 and 25% of the fees we receive from CWI 2 are paid to their respective subadvisors. In connection with the acquisitions of multi-family properties on behalf of CPA:18 – Global, we entered into agreements with third-party advisors for the day-to-day management of the properties for which we paid 100% of asset management fees paid to us by CPA:18 – Global. CPA:18 – Global has sold its multi-family portfolio (it sold the remaining multi-family property in January 2019 and we terminated the related subadvisory agreements).

(e)	Amount for CESH is related to increases in build-to-suit funding commitments for certain investments.

(f)
Based on average market value of assets. Under the terms of the respective advisory agreements of the Managed REITs, we may elect to receive cash or shares of CWI 1 and CWI 2’s stock for asset management fees due, while CPA:18 – Global has an option to pay asset management fees in cash or shares upon our recommendation. Asset management fees are recorded in Asset management revenue in our consolidated financial statements.

(g)	Based on gross assets at fair value.

(h)	Amounts for CWI 1 and CWI 2 are gross of fees paid to their respective subadvisors.

(i)
Available Cash means cash generated by operating partnership operations and investments, excluding cash from sales and refinancings, after the payment of debt service and other operating expenses, but before distributions to partners. Amounts are recorded in Equity in earnings of equity method investments in the Managed Programs and real estate in our consolidated financial statements.

(j)	Amounts for CWI 1 and CWI 2 are net of fees paid to their respective subadvisors.

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W. P. Carey Inc.
Investment Management – Second Quarter 2019

Investment Activity – Managed Programs
Dollars in thousands. Pro rata. For the six months ended June 30, 2019.

Acquisitions			Gross Investment Amount			Gross Square Footage
Fund	Developer	Property Location(s)		Closing Date	Property Type(s)		Ownership
1Q19
CPA:18 – Global (a) (b)	Grupo Moraval	Pamplona, Spain	$29,736	Feb-19	Student Housing	91,363	100.0%
1Q19 Total			29,736			91,363

2Q19 (N/A)

Year-to-Date Total Acquisitions			$29,736			91,363

Dispositions						Gross Square Footage
Portfolio(s)	Tenant / Operator	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)		Ownership
1Q19
CPA:18 – Global	Cayo Grande	Fort Walton Beach, FL	$39,750	Jan-19	Multi-family	237,582	97.0%
CPA:18 – Global (a)	Craigentinny	Edinburgh, United Kingdom	4,408	Mar-19	Industrial	24,788	100.0%
1Q19 Total			44,158			262,370

2Q19
CPA:18 – Global (a)	Inverbreakie	Invergordon, United Kingdom	797	Apr-19	Industrial	10,045	100.0%
CPA:18 – Global (a)	UK Automotive	Durham, United Kingdom	2,288	Jun-19	Industrial	10,809	100.0%
2Q19 Total			3,085			20,854

Year-to-Date Total Dispositions			$47,243			283,224
________

(a)	Amount reflects the applicable exchange rate on the date of the transaction.

(b)	Acquisition includes a build-to-suit transaction. Gross investment amount represents total commitment for build-to-suit funding.

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W. P. Carey Inc.
Investment Management – Second Quarter 2019

Summary of Future Liquidity Strategies for the Managed Programs
As of June 30, 2019.

Liquidity events for the Managed REITs must be approved by each Managed REIT’s board of directors. A liquidity transaction could include sales of assets, either on a portfolio basis or individually; a listing of each Managed REIT’s shares on a national securities exchange; or a merger or other transaction(s) approved by the respective board of directors. Market conditions and other factors could cause the delay of a liquidity transaction or the commencement of liquidation. Even if a Managed REIT’s board of directors decides to liquidate, the Managed REIT is under no obligation to conclude a liquidation within a set timeframe because the precise timing of any transaction(s) will depend on the then-prevailing real estate and financial markets, the economic conditions of the areas in which properties are located and the federal income tax consequences to the Managed REIT’s stockholders.

General Liquidation Guideline (a)
CPA:18 – Global	CWI 1 (b)	CWI 2 (b)	CESH
Beginning after the seventh anniversary of the closing of the initial public offering in 2015	Beginning six years following the termination of the initial public offering in 2013	Beginning six years following the termination of the initial public offering in 2017	Beginning five years after raising the minimum offering amount in 2016
________

(a)
Based on general liquidation guidelines set forth in the respective prospectuses for the timeframes that each board of directors is required to consider liquidity; ultimately, liquidation is approved by the independent directors of each program (except for CESH, which is determined by its General Partner).

(b)
The boards of directors of the CWI REITs have formed special committees and begun the process of evaluating strategic alternatives, including a combination with each other. There can be no assurance as to the form or timing of any transaction or that any transaction will be pursued at all.

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W. P. Carey Inc.
Investment Management – Second Quarter 2019

Summary of Back-End Fees for / Interests in the Managed Programs

The overview below is intended to provide a summary of current disclosures regarding various back-end fees and interests that we may be entitled to upon each Managed Program’s liquidity event. Such liquidity events are at the discretion of each Managed REIT’s board of directors and there is no assurance that any of the fees or interests described below will be realized. Please refer to each Managed REIT’s filings with the SEC for complete descriptions of each Managed REIT’s liquidity strategy.

Back-End Fees and Interests
	CPA:18 – Global	CWI 1	CWI 2	CESH
Disposition Fees
Investments other than those described below — equal to the lesser of (i) 50% of the brokerage commission paid or (ii) 3% of the contract sales price of a property.

Readily marketable real estate securities — none.
		Equal to the lesser of: (i) 50% of the competitive real estate commission and (ii) 1.5% of the contract sales price of a property.	Equal to the lesser of: (i) 50% of the competitive real estate commission and (ii) 1.5% of the contract sales price of a property.	N/A
Interest in Disposition Proceeds
Special general partner interest entitled to receive distributions of up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership, through certain liquidity events or distributions, plus the 6% preferred return rate.

Special general partner interest receives up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership (through certain liquidity transactions or distributions) plus the six percent preferred return rate. A listing will not trigger the payment of this distribution.

Special general partner interest receives up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership (through certain liquidity transactions or distributions) plus the six percent preferred return rate. A listing will not trigger the payment of this distribution.

Available Cash (as defined in In “Principal Terms”), subject to any other limitations provided for herein, will be initially apportioned among the Limited Partners in proportion to their respective capital contributions and the General Partner as provided in connection with its Carried Interest and distributed. (a)

Purchase of Special GP Interest
Lesser of (i) 5.0x the distributions of the last completed fiscal year and (ii) the discounted value of expected future distributions from point of valuation to March 2025 using a discount rate used by the independent third-party valuation firm to determine the most recent appraisal.
		Fair market value as determined by appraisal.	Fair market value as determined by appraisal.	N/A
Distribution Related to Ownership of Shares	3.7% ownership as of 6/30/2019	3.5% ownership as of 6/30/2019	3.3% ownership as of 6/30/2019	2.4% ownership as of 6/30/2019
________

(a)
Order of distributions are as follows: (1) First, to a Limited Partner until it has received an amount equal to its total capital contributions or deemed capital contribution with respect to the Advisor Units in the case of the Advisor (or a wholly owned subsidiary of the Advisor); (2) Second, to a Limited Partner until such Limited Partner has received a cumulative, non-compounding, annual 10% return on its unreturned capital contributions (the “Preferred Return”); (3) Third, to the General Partner until the General Partner has received 20% of the aggregate amounts distributed pursuant to clause (2) and this clause (3); (4) Thereafter, 80% to such Limited Partner and 20% to the General Partner (together with the amounts received under clause (3), the General Partner’s “Carried Interest”). The Advisor’s capital contribution for purposes of the Partnership Agreement will be deemed to be the value of the Advisor Units upon their issuance.

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W. P. Carey Inc.
Appendix
Second Quarter 2019

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W. P. Carey Inc.
Appendix – Second Quarter 2019

Normalized Pro Rata Cash NOI
In thousands. From real estate.

Three Months Ended Jun. 30, 2019
Consolidated Lease Revenues
Total lease revenues – as reported	$269,802
Less: Consolidated Reimbursable and Non-Reimbursable Property Expenses
Reimbursable property expenses – as reported	13,917
Non-reimbursable property expenses – as reported	9,915
245,970

Plus: NOI from Operating Properties
Hotel revenues (a)	4,083
Hotel expenses (a)	(3,067)
1,016

Self-storage revenues	7,658
Self-storage expenses	(3,366)
4,292

251,278

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of NOI from equity investments	5,571
Less: Pro rata share of NOI attributable to noncontrolling interests	(22)
5,549

256,827

Adjustments for Pro Rata Non-Cash Items:
Add: Above- and below-market rent intangible lease amortization	16,448
Less: Straight-line rent amortization	(8,019)
Add: Other non-cash items	365
8,794

Pro Rata Cash NOI (b)	265,621

Adjustment to normalize for intra-period acquisitions, completed capital investment projects and dispositions (c)	2,163

Normalized Pro Rata Cash NOI (b)	$267,784

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W. P. Carey Inc.
Appendix – Second Quarter 2019

The following table presents a reconciliation from Net income from Real Estate attributable to W. P. Carey to Normalized pro rata cash NOI:

Three Months Ended Jun. 30, 2019
Net Income from Real Estate Attributable to W. P. Carey
Net income from Real Estate attributable to W. P. Carey – as reported	$60,768
Adjustments for Consolidated Operating Expenses
Add: Operating expenses – as reported	166,551
Less: Operating property expenses – as reported	(10,874)
Less: Property expenses, excluding reimbursable tenant costs – as reported	(9,915)
145,762

Adjustments for Other Consolidated Revenues and Expenses:
Less: Lease termination income and other – as reported	(6,304)
Less: Reimbursable property expenses – as reported	(13,917)
Less: Other income and (expenses)	61,213
Add: Provision for income taxes	3,019
44,011

Other Adjustments:
Add: Above- and below-market rent intangible lease amortization	16,450
Less: Straight-line rent amortization	(7,983)
Add: Adjustments for pro rata ownership	5,546
Adjustment to normalize for intra-period acquisitions, completed capital investment projects and dispositions (c)	2,163
Adjustment to normalize for unstabilized hotel (a)	746
Add: Property expenses, excluding reimbursable tenant costs, non-cash	321
17,243

Normalized Pro Rata Cash NOI (b)	$267,784
________

(a)	We exclude an unstabilized hotel’s NOI since it is currently being renovated. This hotel was classified as held for sale as of June 30, 2019.

(b)
Pro rata cash NOI and normalized pro rata cash NOI are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures and for details on how pro rata cash NOI and normalized pro rata cash NOI are calculated.

(c)
For properties acquired and capital investment projects completed during the three months ended June 30, 2019, the adjustment modifies our pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. For properties disposed of during the three months ended June 30, 2019, the adjustment eliminates our pro rata share of cash NOI for the period.

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W. P. Carey Inc.
Appendix – Second Quarter 2019

Adjusted EBITDA, Consolidated – Last Five Quarters
In thousands.

	Three Months Ended
	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018
Net income	$66,121	$68,796	$195,278	$81,573	$79,424

Adjustments to Derive Consolidated EBITDA
Depreciation and amortization	113,632	112,379	93,321	67,825	64,337
Interest expense	59,719	61,313	57,250	41,740	41,311
Provision for (benefit from) income taxes	3,119	(2,129)	11,436	2,715	6,262
Consolidated EBITDA (a)	242,591	240,359	357,285	193,853	191,334

Adjustments to Derive Adjusted EBITDA (b)
Above- and below-market rent intangible and straight-line rent adjustments (c)	8,467	9,660	8,888	9,780	9,653
Other (gains) and losses (d)	5,724	4,930	(9,001)	(5,148)	(6,845)
Stock-based compensation expense	4,936	4,165	3,902	2,475	3,698
Merger and other expenses (e)	696	146	37,098	1,673	2,692
Other amortization and non-cash charges	415	(327)	(408)	(305)	77
Loss (gain) on sale of real estate, net	362	(933)	(99,618)	(343)	(11,912)
Gain on change in control of interests (f)	—	—	(47,814)	—	—
	20,600	17,641	(106,953)	8,132	(2,637)

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity investments	5,744	6,106	4,143	366	1,436
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(117)	(399)	(2,662)	(7,046)	(6,569)
	5,627	5,707	1,481	(6,680)	(5,133)
Equity Investments in the Managed Programs: (g)
Add: Distributions received from equity investments in the Managed Programs	1,870	1,753	4,238	4,099	3,837
Less: Loss (income) from equity investments in the Managed Programs	45	116	682	(529)	(253)
	1,915	1,869	4,920	3,570	3,584
Add: Intra-period normalization of CPA:17 Merger (closed October 31, 2018) (h)	—	—	21,528	—	—
Adjusted EBITDA (a)	$270,733	$265,576	$278,261	$198,875	$187,148
________

(a)	EBITDA and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures.

(b)
Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.

(c)	Straight-line rent adjustments relate to our net-leased properties subject to operating leases.

(d)	Primarily comprised of unrealized gains and losses on derivatives, and gains and losses from foreign currency movements, extinguishment of debt and marketable securities.

(e)	Amounts are primarily comprised of costs incurred in connection with the CPA:17 Merger.

(f)
Amount for the three months ended December 31, 2018 includes a gain of $18.8 million recognized on the purchase of the remaining interests in six investments from CPA:17 – Global in the CPA:17 Merger, which we had previously accounted for under the equity method. Amount for the three months ended December 31, 2018 also includes a gain of $29.0 million recognized on our previously held interest in shares of CPA:17 – Global common stock in connection with the CPA:17 Merger.

(g)	Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.

(h)
The adjustment modifies Adjusted EBITDA for the pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. The adjustment is reduced for advisory fees received from CPA:17 – Global during the three months ended December 31, 2018.

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W. P. Carey Inc.
Appendix – Second Quarter 2019

Adjusted EBITDA, Real Estate – Last Five Quarters
In thousands.

	Three Months Ended
	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018
Net income from Real Estate	$60,759	$53,334	$153,626	$55,234	$63,059

Adjustments to Derive Consolidated EBITDA
Depreciation and amortization	112,666	111,413	92,330	66,837	63,374
Interest expense	59,719	61,313	57,250	41,740	41,311
Provision for (benefit from) income taxes	3,019	6,159	948	424	1,317
Consolidated EBITDA – Real Estate (a)	236,163	232,219	304,154	164,235	169,061

Adjustments to Derive Adjusted EBITDA (b)
Above- and below-market rent intangible and straight-line rent adjustments (c)	8,467	9,660	8,888	9,780	9,653
Other (gains) and losses (d)	5,888	3,929	(11,269)	(5,084)	(6,599)
Stock-based compensation expense	3,482	2,800	2,774	1,380	1,990
Merger and other expenses (e)	696	146	37,098	1,673	2,692
Other amortization and non-cash charges	415	(326)	(240)	(53)	(211)
Loss (gain) on sale of real estate, net	362	(933)	(99,618)	(343)	(11,912)
Gain on change in control of interests (f)	—	—	(18,792)	—	—
	19,310	15,276	(81,159)	7,353	(4,387)

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity investments	5,744	6,106	4,143	366	1,436
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(117)	(399)	(2,662)	(7,046)	(6,569)
	5,627	5,707	1,481	(6,680)	(5,133)
Add: Intra-period normalization of CPA:17 Merger (closed October 31, 2018) (g)	—	—	31,555	—	—
Adjusted EBITDA – Real Estate (a)	$261,100	$253,202	$256,031	$164,908	$159,541
________

(a)	EBITDA and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures.

(b)
Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.

(c)	Straight-line rent adjustments relate to our net-leased properties subject to operating leases.

(d)	Primarily comprised of unrealized gains and losses on derivatives, and gains and losses from foreign currency movements, extinguishment of debt and marketable securities.

(e)	Amounts are primarily comprised of costs incurred in connection with the CPA:17 Merger.

(f)
Amount for the three months ended December 31, 2018 represents a gain recognized on the purchase of the remaining interests in six investments from CPA:17 – Global in the CPA:17 Merger, which we had previously accounted for under the equity method.

(g)
The adjustment modifies Adjusted EBITDA for the pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter.

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W. P. Carey Inc.
Appendix – Second Quarter 2019

Adjusted EBITDA, Investment Management – Last Five Quarters
In thousands.

	Three Months Ended
	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018
Net income from Investment Management	$5,362	$15,462	$41,652	$26,339	$16,365

Adjustments to Derive Consolidated EBITDA
Depreciation and amortization	966	966	991	988	963
Provision for (benefit from) income taxes	100	(8,288)	10,488	2,291	4,945
Consolidated EBITDA – Investment Management (a)	6,428	8,140	53,131	29,618	22,273

Adjustments to Derive Adjusted EBITDA (b)
Stock-based compensation expense	1,454	1,365	1,128	1,095	1,708
Other (gains) and losses (c)	(164)	1,001	2,268	(64)	(246)
Other amortization and non-cash charges	—	(1)	(168)	(252)	288
Gain on change in control of interests (d)	—	—	(29,022)	—	—
	1,290	2,365	(25,794)	779	1,750

Adjustments for Pro Rata Ownership
Equity Investments in the Managed Programs: (e)
Add: Distributions received from equity investments in the Managed Programs	1,870	1,753	4,238	4,099	3,837
Less: Loss (income) from equity investments in the Managed Programs	45	116	682	(529)	(253)
	1,915	1,869	4,920	3,570	3,584
Add: Intra-period normalization of CPA:17 Merger (closed October 31, 2018) (f)	—	—	(10,027)	—	—
Adjusted EBITDA – Investment Management (a)	$9,633	$12,374	$22,230	$33,967	$27,607
________

(a)	EBITDA and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures.

(b)
Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.

(c)	Primarily comprised of gains and losses from foreign currency movements and marketable securities.

(d)	Amount for the three months ended December 31, 2018 represents a gain recognized on our previously held interest in shares of CPA:17 – Global common stock in connection with the CPA:17 Merger.

(e)	Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.

(f)	The adjustment reduces Adjusted EBITDA for advisory fees received from CPA:17 – Global during the three months ended December 31, 2018.

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W. P. Carey Inc.
Appendix – Second Quarter 2019

Terms and Definitions

Non-GAAP Financial Disclosures
AFFO
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to nor a substitute for net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.
We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rents, stock-based compensation, non-cash environmental accretion expense and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses such as gains or losses from extinguishment of debt, restructuring and related compensation expenses and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs which are currently not engaged in acquisitions, mergers and restructuring which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.
We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP or as alternatives to net cash provided by operating activities computed under GAAP or as indicators of our ability to fund our cash needs.
Pro Rata Cash NOI
Cash net operating income (“cash NOI”) is a non-GAAP financial measure that is intended to reflect the performance of our net leased and operating properties. We define cash NOI as cash rents from our leased and operating properties less non-reimbursable property expenses. Cash NOI excludes amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present cash NOI on a pro rata basis, referred to as pro rata cash NOI, to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that pro rata cash NOI is a helpful measure that both investors and management can use to evaluate the financial performance of our leased and operating properties and it allows for comparison of our operating performance between periods and to other REITs. Pro rata cash NOI should not be considered as an alternative to net income as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present cash NOI and/or pro rata cash NOI, may not be directly comparable to the way other REITs present cash NOI.
Normalized Pro Rata Cash NOI
Normalized pro rata cash NOI is pro rata cash NOI as defined above adjusted primarily to exclude our pro rata share of cash NOI from properties disposed of during the most recent quarter and to include a full quarter of pro rata cash NOI related to properties acquired or capital investment projects completed during the period, as applicable. We also exclude an unstabilized hotel’s NOI since it is currently being renovated. We believe this measure provides a helpful representation of our net operating income from our in-place leased and operating properties.

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W. P. Carey Inc.
Appendix – Second Quarter 2019

Adjusted EBITDA
We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments because (i) it removes the impact of our capital structure from our operating results and (ii) because it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA, modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments and unrealized gains and losses from our hedging activity. Additionally, we exclude gains and losses on sale of real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA as they are not the primary drivers in our decision-making process. For the three months ended December 31, 2018, we also modified adjusted EBITDA for the pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership of properties acquired in the CPA:17 Merger for the full quarter; we also reduced adjusted EBITDA for advisory fees received from CPA:17 – Global during that quarter. Adjusted EBITDA reflects adjustments for unconsolidated partnerships and jointly owned investments. Our assessment of our operations is focused on long-term sustainability and not on such non-cash and non-core items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure to investors and analysts, although it does not represent net income that is computed in accordance with GAAP. Accordingly, adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies.
Other Metrics
Pro Rata Metrics
This supplemental package contains certain metrics prepared under the pro rata consolidation method. We refer to these metrics as pro rata metrics. We have a number of investments, usually with our affiliates, in which our economic ownership is less than 100%. Under the full consolidation method, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. Under the pro rata consolidation method, we present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of our jointly owned investments’ financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investments.
ABR
ABR represents contractual minimum annualized base rent for our net-leased properties, net of receivable reserves as determined by GAAP, and reflects exchange rates as of June 30, 2019. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis.

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